AMENDMENT TO AMENDED AND RESTATED
                ADMINISTRATION AGREEMENT DATED NOVEMBER 29, 2006

         THIS AMENDMENT TO AMENDED AND RESTATED ADMINISTRATION AGREEMENT (this "AMENDMENT") is entered into as of the 29th day of November, 2006, by and between The Advisors' Inner Circle Fund, a Massachusetts business trust (the "TRUST"), on behalf of Commerce Capital Institutional Select Government Money Market Fund, Commerce Capital Government Money Market Fund and Commerce Capital Treasury Obligations Money Market Fund (the "FUND COMPLEX"), and SEI Investments Global Funds Services, a Delaware business trust ("SEI GFS"). For purposes of this Amendment, Commerce Capital Markets, Inc., adviser of the Fund Complex, shall be referred to as the "ADVISOR."

         WHEREAS, the Trust and SEI GFS entered into an Amended and Restated Administration Agreement, dated as of the 12th day of November, 2002 (the "AGREEMENT"); and

         WHEREAS, the Trust, on behalf of the Fund Complex, and SEI GFS desire to amend the Agreement as provided herein.

         NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, the parties hereto intending to be legally bound agree as follows:

         1. ADDITION OF NEW SCHEDULE TO THE AGREEMENT. Pursuant to Article 4 of the Agreement, a new Schedule is added to the Agreement as set forth in Attachment 1 to this Amendment. For purposes of clarification, this Schedule supercedes and replaces the Schedule dated November 12, 2002 among SEI Investments Global Funds Services (formerly SEI Investments Mutual Fund Services), Advisors' Inner Circle Fund and Commerce Capital Markets, Inc.

         2. RATIFICATION OF AGREEMENT. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement shall continue in full force and effect.

         3. COUNTERPARTS. This Amendment shall become binding when any one or more counterparts hereof individually or taken together, shall bear the original or facsimile signature of each of the parties hereto. This Amendment may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

         4. GOVERNING LAW. This Amendment shall be construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to the conflict of law provisions thereof.

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         5.       BINDING EFFECT.  This Amendment shall be binding upon, and shall inure to the benefit of the Trust, the Fund Complex, SEI GFS and their respective permitted successors and assigns.

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

         THE ADVISORS' INNER CIRCLE FUND,
         ON BEHALF OF COMMERCE CAPITAL INSTITUTIONAL SELECT GOVERNMENT MONEY MARKET FUND, COMMERCE CAPITAL GOVERNMENT MONEY MARKET FUND AND COMMERCE CAPITAL TREASURY OBLIGATIONS MONEY MARKET FUND

         BY: /S/JAMES NDIAYE
             ----------------------------------------
             Name: James Ndiaye
             Title: VP

         SEI INVESTMENTS GLOBAL FUNDS SERVICES

         BY: /S/ STEPHEN G. MEYER
             ----------------------------------------
             Name: Stephen G. Meyer
             Title: Executive President

         AGREED TO AND ACCEPTED BY:
         COMMERCE CAPITAL INSTITUTIONAL SELECT GOVERNMENT MONEY MARKET FUND
                  BY: COMMERCE CAPITAL MARKETS, INC., ITS ADVISOR

         BY: /S/ FERNANDO GARIP
             ----------------------------------------
             Name:
             Title:

         AGREED TO AND ACCEPTED BY:
         COMMERCE CAPITAL GOVERNMENT MONEY MARKET FUND
                  BY: COMMERCE CAPITAL MARKETS, INC., ITS ADVISOR

         BY: /S/ FERNANDO GARIP
             ----------------------------------------
             Name:
             Title:

         AGREED TO AND ACCEPTED BY:
         COMMERCE CAPITAL TREASURY OBLIGATIONS MONEY MARKET FUND
                  BY: COMMERCE CAPITAL MARKETS, INC., ITS ADVISOR

         BY: /S/ FERNANDO GARIP
             ----------------------------------------
             Name:
             Title:


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                                  ATTACHMENT 1

                COMMERCE CAPITAL INSTITUTIONAL SELECT GOVERNMENT
                 MONEY MARKET FUND, COMMERCE CAPITAL GOVERNMENT
                MONEY MARKET FUND AND COMMERCE CAPITAL TREASURY
                   OBLIGATIONS MONEY MARKET FUND SCHEDULE TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                          DATED AS OF NOVEMBER 12, 2002
                                     BETWEEN
                        THE ADVISORS' INNER CIRCLE FUND,
               ON BEHALF OF COMMERCE CAPITAL INSTITUTIONAL SELECT
                 GOVERNMENT MONEY MARKET FUND, COMMERCE CAPITAL
               GOVERNMENT MONEY MARKET FUND AND COMMERCE CAPITAL
                     TREASURY OBLIGATIONS MONEY MARKET FUND
                                       AND
                      SEI INVESTMENTS GLOBAL FUNDS SERVICES

FUNDS: Commerce Capital Institutional Select Government Money Market Fund, Commerce Capital Government Money Market Fund and Commerce Capital Treasury Obligations Money Market Fund

FEES: The following fees are due and payable monthly to SEI GFS pursuant to Article 4 of the Agreement. The Fund Complex will be charged the greater of its Asset Based Fee or its Annual Minimum Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:  7.0 basis points on the first $500 million in assets;
                  6.0 basis points on assets between $500 million and $1
                      billion;
                  5.0 basis points on assets equal to $1 billion or more.

                  The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund Complex during the period.

ANNUAL            The Annual Minimum Fee shall be $95,000 per portfolio. In
MINIMUM           addition, the Annual Minimum Fee shall be increased by $15,000
FEE:              for each additional class established after the date hereof and for each new class in excess of one class for each new portfolio added after the date hereof.


TERM: The term of this Schedule shall commence on the effective date of the Fund's prospectus, and shall remain in effect with respect to the Fund Complex (and any additional portfolios) for five years beginning November 12, 2002 (the "Initial Term"). This Schedule shall continue in effect for successive


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                  periods of five years after the Initial Term (each, a "Renewal
                  Term"). This Schedule may be terminated only: (a) by either party at the end of the Initial Term or the end of any Renewal Term on ninety days prior written notice; (b) by either party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this Agreement by the other party, provided the terminating party has notified the other party of such material breach at least forty-five days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (c) as to the Fund Complex (and any additional portfolios), effective upon the liquidation of such Fund Complex (and/or additional portfolios). For purposes of this paragraph, the term "liquidation" shall mean a transaction in which the assets of the Fund Complex (or any additional portfolios) are sold or otherwise disposed of and proceeds therefrom are distributed in cash to the shareholders in complete liquidation of the interests of shareholders in the entity.

ASSUMPTIONS:      The Fund Complex shall use commercially reasonable efforts to implement TradeNet and Automated Custody Reconciliation with
                  SEI GFS as soon as practicable following the date of this Amendment.

This fee schedule, with stated terms, applies only to the Fund Complex listed above for the Initial Term. Fees with respect to any additional funds or classes or any extension of this Amendment beyond the Initial Term shall be subject to mutual agreement of the parties.